Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-90725, 333-43090, 333-54936, 333-54938, 333-117507, 333-135598, 333-147179 of CyberSource Corporation on Form S-8 of our report relating to the financial statements of Authorize.Net Holdings, Inc. (formerly Lightbridge, Inc.) and subsidiaries dated March 15, 2007 (August 8, 2007 as to the effect of the discontinuation of the Telecom Decisioning Services business described in Notes 2, 3, 5 and 16), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for share based payments upon the adoption of Statement of Financial Accounting Standard No. 123R, Share-Based Payments, effective January 1, 2006), incorporated by reference in this Current Report on Form 8-K of CyberSource Corporation from the Current Report on Form 8-K of Authorize.Net Holdings, Inc. dated August 8, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

January 16, 2008